UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 7, 2013

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FINJAN HOLDINGS, INC.

(Exact name of registrant as specified in its charter)
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Delaware	000-33304	20-4075963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

261 Madison Avenue, New York, New York		10016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 755-3320

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05  Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On October 7, 2013, the Board of Directors (the “Board”) of Finjan Holdings, Inc. (the “Company”) adopted a Code of Business Conduct and Ethics (the “Code”) applicable to the Board and the Company’s officers and employees.  The Board also adopted a supplemental Code of Ethics for Principal and Senior Financial Officers (the “Supplement”).  The Code and the Supplement replaced any codes of ethics previously applicable to the Company.

The Code and the Supplement clarify, among other things, the Company’s policies and expectations regarding honest and ethical conduct in connection with the Company’s business, including with respect to conflicts of interest, financial records and reporting, compliance with applicable laws, rules and regulations, reporting of non-compliance and disciplinary action.  The Code, and the Supplement in particular, emphasize the role of senior management in promoting the honest and ethical conduct that the Code and Supplement are intended to encourage, as well as in the other areas covered by the Code.

The foregoing descriptions of the Code and Supplement are qualified in their entirety by reference to the Code and the Supplement filed as Exhibit 14.1 and 14.2 hereto, which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
14.1	Code of Business Conduct and Ethics
14.2	Code of Ethics for Principal and Senior Financial Officers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINJAN HOLDINGS, INC.

Date: October 11, 2013	By:	/s/ Shimon Steinmetz
Name: Shimon Steinmetz
Title: Chief Financial Officer